                                                                        EXH-3(b)


                               SELLING AGREEMENT

                             FOR VARIABLE CONTRACTS

THIS AGREEMENT, effective ____________________, is made by TOWER SQUARE SECURITIES, INC., (hereafter referred to as TSSI) as the Distributor, and _________________________________________________________________________,
(hereafter referred to as Broker/Dealer).

TSSI and the Broker/Dealer enter into this agreement for the purpose of authorizing the Broker/Dealer, through its licensed individual agents as described in paragraph 3, to solicit applications for such variable life insurance, variable annuity and modified guaranteed annuity contracts (the "Contract(s)") as may be issued by The Travelers Insurance Company, the Travelers Life and Annuity Company and any affiliated companies (hereafter referred to as the Insurance Companies), and identified by policy form in the Compensation Schedules relating to this agreement as such schedules may be amended from time to time. The parties represent and agree as follows:

         1. The Insurance Companies are engaged in the issuance of the Contracts in accordance with federal securities laws and the applicable insurance laws of those states in which the Contracts have been qualified for sale. The Contracts may be considered securities under the Securities Act of 1933; therefore, distribution of the Contracts is made through TSSI as a registered Broker/Dealer under the Securities Exchange Act of 1934 and as a member of the National Association of Securities Dealers, Inc. ("NASD"). The terms of the offering of the Contracts are more particularly described in the Prospectus(es) for the Contracts.

         2. The Broker/Dealer certifies that it is a registered Broker/Dealer under the Securities Exchange Act of 1934 and a member of the NASD. The Broker/Dealer agrees to abide by all rules and regulations of the NASD and to comply with all applicable state and federal laws and the rules and regulations of the authorized regulatory agencies affecting the sale of the Contracts.

         3. The Broker/Dealer will select persons whom it will employ and supervise and who will be trained and qualified to solicit applications for the Contracts in conformance with applicable state and federal laws and regulations. Persons so trained and qualified will be registered representatives of the Broker/Dealer in accordance with the rules of the NASD and they will be properly licensed in accordance with the state insurance laws of those jurisdictions in which the Contracts may lawfully be distributed and in which they solicit applications for such Contracts. The Insurance Companies shall have ultimate authority to determine whether they shall appoint or terminate a particular registered representative as an agent of the Insurance Companies with the various state insurance departments.

         4. The Broker/Dealer will review all contract proposals and applications for suitability and for completeness and correctness as to form. The Broker/Dealer will promptly, but in no case later than the end of the next business day following receipt by the Broker/Dealer, forward to the applicable Insurance Company, at addresses provided, all applications found suitable and in good form, together with any payments received with such applications without deduction or reduction. The Broker/Dealer will immediately return to the applicant all applications together with any payments received therewith deemed by the Broker/Dealer to be unsuitable or not complete and correct as to form. The Insurance Companies reserve the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on applications accepted by the Insurance Companies will be forwarded to the Broker/Dealer or at the direction of the Broker/Dealer to the registered representative for delivery to the Contract Owner. The Broker/Dealer shall obtain and retain a receipt for each Contract which the Broker/Dealer delivers.

         5. The Broker/Dealer will perform the selling functions required by this Agreement only in accordance with the terms and conditions of the then current prospectus(es) applicable to the Contract and will make no representations not included in the prospectus or in any authorized supplemental material. No sales solicitation, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate and then-current prospectus(es). Any material prepared or used by the Broker/Dealer or its registered representative, which describes in whole or in part or refers by name or form to any of the Insurance Companies' Contracts or underlying funds or uses the name of the Insurance Companies, TSSI, or The Travelers Group, Inc., or the logos or service marks of any of them, or the name, logos or service marks of any "Affiliated Company" of any of them, as that term is defined in Section 2(a)(2) of the Investment Company Act of 1940, must be approved by TSSI in writing prior to any such use.

         6. Compensation payable to the Broker/Dealer on sales of the Contracts solicited by the Broker/Dealer will be paid to the Broker/Dealer, or as necessary to meet any and all legal requirements, to a licensed insurance affiliate, in accordance with the Compensation Schedule(s) relating to this agreement as they may be amended from time to time and are in effect at the time the Contract payments are received by the applicable Insurance Company (in the case of annuities) or at the time the applications are received (in the case of life insurance). In the event compensation is paid to the licensed insurance agency affiliate as described in the preceding sentence, such payment will be reflected in the Broker/Dealer's "Focus" reports, and in its fee assessment reports filed with the NASD. The Insurance Companies and TSSI reserve the privilege of revising the Compensation Schedules at any time.

         7. If the Insurance Companies return all or a portion of a premium paid with respect to a Contract, Broker/Dealer shall be obligated to refund to TSSI applicable commissions on the amount of such premium only where:

                 (a) the Contract solicited is returned not taken under the policy "free look" provisions;

                 (b) premiums are refunded due to overpayments, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

                 (c) the check delivered in payment of any contract premium does not clear and the premium collection deductions, or errors resulting in policy reissue;

                 (d) the Contract is terminated or there is a refund of premium and an act, error or omission of the Broker/Dealer or its registered representative materially contributed to the termination of the Contract or the need to return premium;

                 (e)      the application is rejected by the Insurance Company;

                 (f) the Insurance Company is directed by a judicial or regulatory authority to return premium without assessment of a surrender charge;

                 (g) the applicant's initial premium on a 1035 exchange is returned because the expected rollover amount from another Contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

                 (h) the Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the contract;

                 (i) the Insurance Company determines that it has a legal liability to return premiums on a life insurance contract within the first year after the Contract is issued; or

                 (j) the Insurance Company and Broker/Dealer mutually agree to return all or a portion of a premium paid with respect to a Contract.

         8. If any Contract is repurchased at any time or if within forty-five (45) days after confirmation by the Insurance Companies of any premium payments credited to a Contract, that Contract is tendered for full or partial surrender, or the life at risk thereunder dies, then, at the option of the Insurance Companies or TSSI no commission will be payable with respect to said premium payments and any commission previously paid for said premium payments must be refunded to the applicable Insurance Company or TSSI as directed by TSSI.
                 TSSI agrees to notify the Broker/Dealer within ten (10) business days after the request for repurchase or redemption, or notification or death of the life at risk is received by the applicable Insurance Company.

         9. This Agreement may not be assigned except by mutual consent and will continue, subject to the termination by any party on written notice to the other party, except that in the event the Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD, this Agreement will immediately terminate. TSSI reserves the right to designate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement. The designation will constitute substitution of parties to this Agreement with assumption of the rights and obligations created by this Agreement as applicable.

         10. Failure of any party to terminate this Agreement for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

         11. For the purpose of compliance with any applicable federal or state securities laws or regulations promulgated under them, the Broker/Dealer acknowledges and agrees that in performing the Broker/Dealer services covered by this Agreement, it is acting in the capacity of an independent broker and dealer as defined by the By-Laws of the NASD and not as an agent or employee of either TSSI or any registered investment company.

                 The Broker/Dealer represents and warrants that it is authorized and licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder. In the event the Broker/Dealer is not licensed as such, an insurance agency affiliated with the Broker/Dealer shall be licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder.

                 For the purpose of compliance with any applicable state insurance laws or regulations promulgated under them, the Broker/Dealer acknowledges and agrees that solely in performing the insurance-selling functions reflected by this agreement, it or its registered representative is acting as the agent of the Insurance Companies, and in that capacity is authorized only to solicit applications from the public for the Contracts. Such Contracts will not become effective until such applications are accepted after underwriting review by the Insurance Companies at their Home Office.

                 In furtherance of its responsibilities as a Broker/Dealer, the Broker/Dealer acknowledges that it is responsible for compliance on any business it produces concerning the Contracts. No Broker/Dealer will be entitled to compensation with respect to any application for or payment credited to, any Contract(s) that is rejected by the Insurance Companies in the event the Insurance Companies or TSSI determine the solicitation or obtaining of purchasers, applications or payments by the Broker/Dealer or any of its Associated persons was done in violation of the securities or insurance laws of the United States or any state or other jurisdiction.

                 No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify the (1) Registered Investment Companies which are used to fund the Contracts, (2) Insurance Companies, (3) TSSI, and (4) the Broker/Dealer, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by that party or the Associated persons of that party of any applicable law or regulation or any provision of the Agreement; provided, however, that no party or any of its employees or agents will be liable to the other party for any direct, special or consequential damages arising out of or in connection with the performance of any services pursuant to the Agreement.

         12. All notices to the Insurance Companies or TSSI relating to this Agreement should be sent to the attention of The Travelers Insurance Companies, FS Law Department, One Tower Square, Hartford, CT 06183. All notices to the Broker/Dealer will be duly given if mailed or faxed to the address shown below.

         13. The terms "Associated Person", "member" and "rules of the Corporation" as used herein shall be defined consistently with the definition of similar terms as contained in Article I of the NASD By-Laws. This Agreement will be construed in accordance with the laws of the State of Connecticut.

In reliance on the representations set forth and in consideration of the undertakings described herein, the parties represented below do hereby contract and agree.


TOWER SQUARE SECURITIES, INC.                      The Broker/Dealer

By:
         ------------------------------            ----------------------------------

Title:
         ------------------------------            ----------------------------------
                                                             Street Address
Date:
         ------------------------------            ----------------------------------

                                                   By:
                                                       ------------------------------

                                                   Title:
                                                           --------------------------

                                           Taxpayer I.D.:
                                                           --------------------------

                                                   Date:
                                                           --------------------------

                                                   Fax:
                                                           --------------------------




SELL-VAR.ac